ECOLAND INTERNATIONAL, INC.
CONVERTIBLE PROMISSORY NOTE

LOAN AMOUNT	$50,000.
FACE VALUE	$60,000

December 15th , 2006

FOR VALUE RECEIVED, ECOLAND INTERNATIONAL, INC. a Nevada corporation (“Maker”) with principle headquarters located 4425 Ventura Canyon Ave., Suite 105 Sherman Oaks, CA 91423 hereby promises to pay to the order of Stephen Treanor , together with any subsequent holder of this Note (“Holder”), the principal sum Sixty Thousand and No/100 Dollars ($60,000.00) , which sum is the amount financed (the "Loan Amount").

Terms: This Note shall be due and payable without demand or notice in one (1) lump sum of unpaid principal on December 15th , 2007 or earlier as provided below (“Maturity”). The Maturity shall be the earlier December 15th, 2007 or the date that Maker receives its next funding either from the proceeds of a loan made by another lender or from the sale of Maker’s capital stock. In addition the Holder of the note may convert at his own option into the Company’s capital stock at $0.02 per share. Time is of the essence with respect to all payments and all obligations of Maker. Maker may prepay or convert this Note in full or in part at any time without penalty.

Use of Funds: Maker hereby represents and warrants that the proceeds of this loan shall be used (1) solely for Maker's business purposes; (2) not for the benefit of any of Maker’s affiliates or principals. Maker hereby acknowledges that but for its above representations and warranties, Holder would not make this loan or extend credit to Maker.

Application of Payments: All payments received by Holder from or for the account of Maker due hereunder may be applied by Holder, in its sole and absolute discretion, in the following manner, or in any other order or manner as Holder chooses:

First: To pay any and all costs, advances, expenses or fees due, owing and/or payable to Holder or paid or incurred by Holder, arising from or out of this Note, and any of the other Loan Documents;

Second: Payment of the outstanding principal balance on this Note.

Default: Maker shall automatically and without notice or demand from Holder be in default if any of the following occurs: (a) failure of Maker to make any payment under this Note when due; (b) failure of Maker to timely comply with any other term, obligation, covenant or condition contained in this Note or the other Loan Documents; (c) the insolvency of Maker, the appointment of a receiver for any part of the Collateral, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Maker; the foregoing are collectively hereinafter referred to as “Event(s) of Default.”

Upon the occurrence of any Event of Default, and at any time thereafter, without notice to Maker, Holder, at its option, may exercise any one or more of the following rights and remedies, in addition to those provided for in the Loan Documents and any other rights or remedies available at law or in equity: (a) to declare the entire indebtedness under this Note immediately due and payable; and (b) sell or otherwise dispose of the Collateral with or without notice, at a public or private sale, with Maker remaining responsible for any amounts that are due under the Note after Holder has deducted all costs including, but not limited to, actual attorneys’ fees related to conducting the sale or disposition of the Collateral.

Costs: Maker agrees to reimburse Holder for all costs, including, without limitation, actual attorneys’ costs, fees and disbursements, and all other expenses incurred to prepare the Loan Documents and to collect or enforce Holder’s rights under this Note and the Loan Documents, including repossession of the Collateral.

No Offset: This Note is not subject to offset decrease, reductions, deductions, or counterclaim of any kind or nature whatsoever. Time is of the essence with respect to all payments and all obligations of Maker.

Waiver of Trial by Jury: IN ANY ACTION BROUGHT BY HOLDER, MAKER, OR ANY THIRD PARTY ARISING UNDER THIS NOTE, OR ANY OTHER LOAN DOCUMENTS, OR ANY DOCUMENT OR INSTRUMENT EXECUTED IN CONNECTION THEREWITH, INCLUDING, WITHOUT LIMITATION, ANY ACTION BASED UPON FRAUD, NEGLIGENCE, BREACH OF CONTRACT, WASTE, INTENTIONAL TORT OR NEGLIGENT TORT, MAKER HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY AND AGREES THAT SUCH ACTION SHALL BE TRIED BY THE COURT ONLY. MAKER FURTHER AGREES TO EXECUTE AND TO FILE WITH ANY COURT IN WHICH ANY SUCH ACTION IS COMMENCED, ANY DOCUMENTS OR INSTRUMENTS NECESSARY TO EVIDENCE OR TO EFFECTUATE THIS WAIVER OF TRIAL BY JURY.

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Additional Representations and Warranties: Maker further acknowledges that Maker could have borrowed the Loan Amount from other sources and has reasonable and meaningful financial choices available to Maker, that the Loan Documents do not in any way constitute unconscionable contracts either substantively or procedurally, that the terms of this Note have been fully explained to the Maker and that Maker has voluntarily chosen to take advantage of this Loan. Each individual signing below on behalf of Maker hereby individually represents and warrants that they have the authority to do so and that the terms of all the Loan Documents are valid and legally binding on Maker. Maker represents and warrants that the Collateral is not in violation of any laws and agrees to forever indemnify and hold Holder harmless from any claims, demands, or legal actions arising from third parties out of or in connection to this Loan. There is no outstanding litigation against Maker or contemplated litigation to Maker’s knowledge. No settlement agreement or any other constraint prohibits the assignment, pledge, hypothecation, or transfer of the Collateral. All representations, warranties and acknowledgments made by Maker are true and correct and are a material inducement to Holder making this loan and shall survive the making of this Loan and the repayment by Maker.

Attorney-in-Fact: Maker hereby appoints Holder as Maker's attorney-in-fact, with full authority in the place and name of Maker, to take such action and execute such documents as Holder may reasonably deem necessary or advisable in connection with the exercise of any remedies or any other action taken by Holder under the Security Agreement or any other Loan Documents. The foregoing appointment of Holder as Maker's attorney-in-fact will constitute an irrevocable proxy coupled with an interest.

Entire Agreement: This Agreement, together with the other Loan Documents, embodies the entire agreement of the parties hereto in relation to the Loan, and no other agreement or understanding, verbal or otherwise, exists between the Parties except as herein expressly set forth herein. This Note can only be amended or modified by a written agreement signed by the parties hereto.

Notices: All notices to either party must be sent by either overnight delivery service or Certified Mail, postage prepaid with return receipt requested to the respective party’s address on the first page hereof and will be considered received one (1) day after deposit with the overnight delivery service or five (5) days after the Mail postmark date.

Further Assurances: Maker shall, at its sole expense and without expense to Holder, do, execute and deliver such further acts and documents as Holder from time-to-time may reasonably require for the purpose of assuring and confirming unto Holder the rights hereby created or intended, now or hereafter so to be, or for carrying out the intention of facilitating the performance of the terms of any Loan Documents, or for assuring the validity of any security interest.

Governing Law: This Note and the other Loan Documents shall be governed by and construed and enforced in accordance with the internal laws of the California. If either party files an action against the other arising out of or in connection with this Note or the Loan Documents, the parties hereto agree to submit to the jurisdiction of the courts.

Severability: In the event any provision or provisions of this Note are held to be invalid, illegal or unenforceable in any respect, this Note shall be construed as not containing that provision or provisions and all other provisions of this Note shall remain in full force and effect, and to this end the provisions of this Note are declared to be severable.

“MAKER” ECOLAND INTERNATIONAL, INC.

By: David Wallace
President and Chief Executive Officer

THIS PROMISSORY NOTE CONTAINS FOUR (4) PAGES